Exhibit 10.1

AMENDED AND RESTATED SERVICE CONTRACT

BETWEEN NORTHEAST UTILITIES SERVICE COMPANY

AND [COMPANY NAME]

AGREEMENT made and entered into as of the 1st day of January, 2014, by and between NORTHEAST UTILITIES SERVICE COMPANY (hereinafter referred to as “Service Company”) and [COMPANY NAME] (hereinafter referred to as “Associate Company”).

WHEREAS, the Federal Energy Regulatory Commission (hereinafter referred to as “FERC”) regulates the activities of service companies associated with holding companies registered under the Federal Power Act, as amended (the “Act”) to the extent and in the manner provided in the Act; and

WHEREAS, Service Company is a wholly owned subsidiary service company of Northeast Utilities (hereinafter referred to as “NU”); and

WHEREAS, Service Company and Associate Company, parties to that certain Service Contract, dated as of [date], as amended on December 31, 2006, and as amended and restated on January 1, 2013, wish to enter into this Amended and Restated Service Contract in order to clarify certain provisions of such Service Contract; and

WHEREAS, Service Company is willing to render services as provided herein to NU and its associated subsidiaries (hereinafter collectively referred to as the “System”) at cost, determined in accordance with applicable rules and regulations under the Act; and

WHEREAS, economies, increased efficiencies and other benefits will result to the System and to Associate Company from the performance by Service Company of services as herein provided:

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein, it is agreed as follows:

Section 1.  Agreement to Furnish Services.

Service Company agrees to furnish to Associate Company if and to the extent requested by Associate Company, and other System companies, upon the terms and conditions herein provided, the services hereinafter referred to in Section 2 hereof at such times and for such periods as may be required, and Service Company will, as and to the extent requested to provide such services to the System, keep itself and its personnel available and competent to render such services to the Associate Company so long as it is authorized so to do by federal and state regulatory agencies having jurisdiction.

For the purpose of providing services as herein provided, Service Company has established various departments, one or more of which will participate in providing particular services hereinafter described.  Service Company reserves to itself the privilege, without amendment hereof or express prior agreement by Associate Company or other System companies, from time to time to establish new departments, to subdivide or otherwise reorganize any of the departments established by it, and to reallocate services among various departments.

Service Company will provide for Associate Company such other services not referred to in Section 2 hereof as Associate Company may request and Service Company concludes it is competent to perform and may furnish with economies and increased efficiencies to Associate Company without impairing the services rendered to other System companies by Service Company.

Service Company will also furnish services to other System companies under agreements similar hereto and may also furnish, in Service Company's discretion, services to others, provided that by so doing the cost of services to Associate Company or other System companies will not be increased.

In supplying services hereunder, Service Company may arrange for services of such executives, financial advisers, accountants, attorneys, technical advisers, engineers and other persons as are required for or pertinent to the rendition of such services.

Officers and other employees of Service Company will, on request of Associate Company, serve, without charge other than as herein provided, as officers or representatives of Associate Company.

Section 2.  Services to be Performed.

Subject to the provisions of Section 1 hereof, Service Company will provide to Associate Company the following services:

Consultation and services in management and administration of all aspects of gas and electric utility operations, shared services and related business services including, without limitation:

Accounting:  Accounting and related services, including, without limitation, preparation of financial reports and preservation of records.

Auditing:  Auditing and related services, including without limitation, providing planned audits, investigations, external audit activities, Sarbanes-Oxley compliance, and special audits including preparation of reports and recommendations.

Business Continuity and Emergency Response Services:  Business continuity planning, emergency response and related services, including, without limitation, services related to disaster recovery, weather events and emergency maintenance and restoration of utility company services and mobilization of personnel and equipment.

Communications:  Communications and related services including without limitation, executive communications, customer and enterprise employee communications, media relations and regulatory communications, operating company and transmission communications, and communications to investors, financial analysts, rating agencies and investment firms.

Conservation & Load Management Services:  Conservation, load management and related services including, without limitation supporting various energy efficiency and conservation programs for residential, commercial/industrial and municipal customers and providing affiliates with tracking, analysis and reporting on electric and natural gas programs and budgets.

Construction:  Construction, maintenance and related services, including without limitation, provision of equipment and services for gas and electric systems and infrastructure construction and maintenance.

Corporate Matters and Corporate Records:  Corporate and related services including, without limitation, corporate matters of affiliates, corporate regulatory filings, financing, regulatory compliance, contracts, claims and litigation, shareholder and investor relation services, corporate record keeping, services related to shareholder and director meetings.

Customer Relations:  Utility customer services including, without limitation, customer call center operations, metering operations, billing services, credit and collection services, revenue stream operations, information technology and systems operations.

Demand Side Management:

DSM program design, project management, and monitoring and evaluation services; technical advice and assistance in preparing responses to RFPs.

Electrical and Gas Plant Operations and Maintenance:  Comprehensive services relating to ongoing and maintenance of electric and gas generating, transmission and distribution facilities.

Energy Supply:  Energy supply and related services including, without limitation, planning, procurement of fuel, electricity and natural gas, contract negotiation and administration, and management of renewable energy programs.

Engineering:

Civil, mechanical, electrical, environmental and other engineering services; technical advice, design, installation, supervision, planning, research, testing, operation of communications, and operation and maintenance of specialized technical equipment.

Enterprise Risk Management:  Enterprise risk management services including, without limitation, assisting businesses with prioritizing, developing mitigation strategies for monitoring, and reporting on their strategic, financial, operational and major capital project execution risks.

Environmental:  Environmental and related services including, without limitation, environmental compliance, management, remediation and site assessment, and training.

Facilities:  Facilities and related services including, without limitation, property acquisition, property maintenance, property disposition, documentation and recordkeeping of property inventories and valuations and other facilities information.

Finance/Business Planning:  Corporate finance and related services including, without limitation, financial analysis, cost analysis, budgeting and tax planning.

Human Resources:  Human resources and related services including employee ethics, compensation, recruiting, hiring, and orienting new employees, diversity and Affirmative

Action, performance management, leadership development and training, wellness, labor relations, and employee benefits.

Information Technology:  Information technology services including, without limitation, IT technical support, business process support, document management, software and hardware disbursement and support, web development, application development, project management, network access and support, information security, streaming media, and  computer recycling services.

Insurance:  Insurance and related services including, without limitation, development, placement and administration of insurance coverages, claims and valuations.

Legal:  Legal services including, without limitation legal services related to corporate governance, finance, transactional activities, regulatory proceedings and appeals, and commercial litigation.

Marketing:  Marketing services and expertise related to natural gas, DSM, electric transportation and other services.

Policies and Procedures:  Services related to the development, implementation and training of policies, procedures, standards, guidelines and related information.

Procurement and Stores:  Procurement and related services including, without limitation, procurement and storage of materials, supplies and equipment, contracting of services, strategic sourcing, commodity planning, utilization of diverse suppliers and sustainability review of products and services in support of affiliates business objectives.

Rates:  Review, design, interpretation, analysis and other services regarding rates and special contracts for sale of gas and electricity.

Regulation:  Analysis of laws, rules and regulations and recommendations for action thereunder; handling of matters with regulatory and governmental authorities; preparation of applications, registrations and periodic reports; analysis and compliance with environmental requirements.

Taxes:  Services regarding federal, state and municipal taxes, preparation of returns and handling of audits and claims by taxing authorities.

Transportation:  Transportation and related services to manage, maintain and provide all support for affiliates’ vehicle assets - the fleet vehicles and heavy equipment motor pool.

Treasury and Statistical:  Services regarding financing to meet affiliate capital requirements, both short and long-term, determination of capital needs, investment management, lender relations, credit risk assessments, and treasury operations and preparation of financial and statistical reports.

Other Services:  Such other services as are requested from time to time.

Section 3.  Agreement to Pay for Services

Associate Company agrees to pay to Service Company the cost, determined as herein provided, of such services as are requested by Associate Company and are provided by Service Company.  It is the intent of this Agreement that all disbursements and expenses of the service company for service performed for associate companies are recoverable from such companies , including reasonable compensation for necessary capital as permitted by applicable rules and requirements of FERC under the Act.  The methods and procedure for determining the cost of services performed for Associate Company are set forth in Appendix A hereto.

Bills will be rendered for each calendar month on or before the twentieth day of the succeeding month and will be payable upon presentation and not later than the last day of that month.  Monthly charges may be made in whole or in part for particular expenses on an estimated basis, subject to adjustment. Notwithstanding any other provisions of this Agreement, Service Company shall ensure that all charges billed to Associate Company hereunder shall be reasonable, purposeful and consistent with historical precedent and cost allocations to other System companies.

Section 4.  Term of Agreement.

This Agreement shall renew on the date of execution of this Amendment and shall continue in effect for a term of one year, and then continuing from year to year, subject to the right of either party after the expiration of the initial term to terminate this Agreement upon the giving of written notice one year in advance.  Notwithstanding any such termination of this Agreement, Associate Company shall remain fully liable for all charges for Services performed or requested prior to the effective date of such termination.  In addition, all the terms and provisions of this Agreement shall remain in full force and effect notwithstanding any such termination with respect to any Services which are not fully performed by Service Company prior to the effective date of the termination of this Agreement.

Section 5.  Regulatory Review.

The amount of compensation to be paid under this Agreement, to the extent affected by the provisions hereof, shall be subject to review and determination by the Federal Energy Regulatory Commission, the Massachusetts Department of Public Utilities, the Connecticut Public Utilities Regulatory Authority and/or the New Hampshire Public Utilities Commission.

5

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, by their respective officers thereunto duly authorized, all as of the day and year first above written.

NORTHEAST UTILITIES SERVICE COMPANY

By:

________________________________________

Name:

Title:

[COMPANY NAME]

By:

_________________________________________

Name:

Title:

Appendix A

APPENDIX A

DESCRIPTION OF METHODS AND PROCEDURE

FOR ALLOCATING COST OF SERVICES

ACCOUNTING FOR SERVICES PROVIDED

In the interest of minimizing questions as to the propriety of charges for reimbursement, the Service Company shall maintain a system for accumulating all costs.  To the maximum extent possible, such costs shall be accumulated by direct charges.  All employees, including officers, of the service company shall keep, within reasonable cost benefit standards, time records which permit ready identification of the hours or percentage of time worked, account numbers charged, department and other code designations that provide for proper charging of the service company costs.  The accounting records will specify the nature of the services performed thereunder in sufficient detail that charges therefor may be determined as herein provided and properly accounted for by the Associate Company under its prescribed Uniform System of Accounts.

CHARGES FOR SERVICES

General

Charges for services rendered to Associate Company and other System companies will be made on the bases of benefits conferred and of actual cost (including reasonable compensation for necessary capital as permitted applicable rules and requirements of FERC under the Act), fairly and equitably allocated.

Specific Services

Charges for specific services performed will be recorded to accumulate the charges applicable to the particular activity.  These charges will include both direct and indirect costs involved in providing the specific services.

General Services

Charges for general services performed will be recorded to accumulate the charges applicable to the particular activity.  These charges will include both direct and indirect costs involved in providing the general services.

NATURE OF CHARGES AND METHOD OF ALLOCATION

Direct Charges

Direct charges consist of those costs which can practicably be recorded separately and identified not only by job or work order number and department but also as to source, such as time reports for each employee, vehicle reports, invoices and other source documents.  Time reports will be maintained for each employee, including officers, in such detail as may be appropriate for such

Appendix A

employee and the nature of the services performed.  Employees will record on their time reports time chargeable to the particular activity which can be used to identify the nature of the work performed.

Indirect Charges or Overhead Expenses

Indirect charges or overhead expenses consist of all costs of the Service Company, other than direct charges described above.  These charges may be classified into the following general category:

1.

General Service Company Overheads (GSCOH) - These charges include costs which cannot be identified as applicable to either a particular job or work order number or department on a fair and equitable basis.  The following items are illustrative, and not all-inclusive, of the types of costs which may be so-allocated to the extent above provided: medical benefits, payroll taxes, pension, rents, office supplies and expenses, depreciation, building operation and maintenance, insurance, reasonable compensation for necessary capital, general services, such as mail and other general overheads.

These overhead costs will be allocated based on service company labor.  An allocation rate(s) will be developed and will be applied to actual service company labor.  The GSCOH will be charged to the operating companies on the same basis as service company labor.  Allocated GSCOH charges will be recorded separately but in a manner that is attributable to the service company labor activity.

CHARGES TO OTHER THAN SYSTEM COMPANIES

Services performed for other than System companies will be billed and paid for by them on an appropriate basis.  All amounts so billed will be credited appropriately before any charges are made therefrom to System companies.

CHARGES TO SYSTEM COMPANIES

Specific Services

Charges for specific services   will be billed to the company or companies for whom the services are performed.

General Services

Charges for general services will be allocated among System subsidiary companies on the basis of cost drivers or the relationship that would be  most fair and equitable.  See examples below:

1.

Revenues - The relation of each company's operating revenues to the sum of the operating revenues of all System companies.

2.

Customers - The relation of each company's total customers to the combined total customers of all System companies.

Appendix A

3.

Common - The relation of each company's net income and gross plant assets to the combined total of all System companies net income and gross plant assets.

In addition to the above, the service company may use other basis or bases as experience may show will provide a more fair and equitable allocation of particular charges.  Annually, the service company reports its allocation methodologies in its FERC Form No. 60 filing.

DEPARTMENT COST CONTROLS

Annual operating budgets, on a departmental basis, will be used and costs will be controlled independently for each department.  Each service company department will be charged with all of its direct expenses.  Service company costs will be billed to the operating companies on the basis summarized above and as reported in the FERC Form No. 60.

BILLING

All invoices for services rendered to associate companies shall be submitted monthly with sufficient information and in sufficient detail to permit the associate company to identify and classify the charge in terms of the system of accounts prescribed by the regulatory authorities to which it is subject.  Each month a statement shall be rendered to the associate company containing a summary of the accounts by which the charges, classified as direct cost, indirect cost, and compensation for use of capital, can be entered in the accounts of the associate company.